EXHIBIT 99.1

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Board of Directors
Lifeguard Benefit Services, Inc.

We have audited the accompanying balance sheets of Lifeguard Benefit Services, Inc. (formerly Lifeguard Emergency Travel, Inc.) as of December 31, 2006 and 2005 and the related statements of operations, changes in shareholders’ equity (deficit), and cash flows for the years then ended.  These financial statements are the responsibility of the Company’s management.  Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States).  Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement.  An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements.  An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall consolidated financial statement presentation.  We believe that our audit provides a reasonable basis for our opinion.

The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting.  Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting.  Accordingly, we express no such opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Lifeguard Benefit Services, Inc. (formerly Lifeguard Emergency Travel, Inc.) as of December 31, 2006 and 2005 and the results of operations and cash flows for the years ended December 31, 2006 and 2005, in conformity with accounting principles generally accepted in the United States of America.

/s/ BRIMMER, BUREK & KEELAN LLP
Brimmer, Burek & Keelan LLP

Tampa, Florida
January 25, 2008

LIFEGUARD BENEFITS SERVICES, INC.
(FORMERLY LIFEGUARD EMERGENCY TRAVEL, INC.)

PART I - FINANCIAL INFORMATION

PART I - FINANCIAL INFORMATION
Item 1.  Financial Statements
LIFEGUARD BENEFITS SERVICES, INC.
(FORMERLY LIFEGUARD EMERGENCY TRAVEL, INC.)
BALANCE SHEETS

	December 31,	December 31,
	2006	2005
ASSETS	(Audited)	(Audited)
Current assets
Cash	$150,098	$33,952
Accounts receivable	302,515	139,822
Other receivables - related parties	61,029	73,227
Inventory	43,427	45,794
Other assets	164,291	13,200
Total current assets	721,360	305,995

Fixed assets (net of accumulated depreciation)	343,030	261,494
Intangible assets (net of accumulated amortization)	134,183	264,813
Total assets	$1,198,573	$832,302

LIABILITIES AND STOCKHOLDERS’ EQUITY (DEFICIT)
Current liabilities
Accounts payable	$1,895,114	$1,045,113
Accounts payable - related party	152,270	121,426
Accrued expenses and payroll taxes	441,431	176,284
Loans and notes payable	448,471	373,485
Loans and notes payable - related party	18,592	18,592
Lease liability	28,097	26,379
Deferred compensation	171,367	106,867
Deferred revenue	236,217	123,825
IRS installment payments (current portion)	61,500	234,025
Total current liabilities	3,453,059	2,225,996

Long Term Liabilities
Lease liability	17,549	31,044
IRS installment payments	418,569	0
Loans and notes payable	0	312,000
Total long-term liabilities	436,118	343,044

Total liabilities	3,889,177	2,569,040

STOCKHOLDERS’ EQUITY (DEFICIT)
Common stock (800,000 authorized, 800,000 issued and outstanding)	8,000	8,000
Additional paid in capital	366,361	366,361
Accumulated deficit	(3,064,965)	(2,111,099)
Total stockholders’ equity (deficit)	(2,690,604)	(1,736,738)
Total liabilities and stockholders’ equity (deficit)	$1,198,573	$832,302

See notes to financial statements

LIFEGUARD BENEFITS SERVICES, INC.
(FORMERLY LIFEGUARD EMERGENCY TRAVEL, INC.)
STATEMENTS OF OPERATIONS

	FOR THE YEAR
	ENDED
	December 31,	December 31,
	2006	2005
	(Audited)	(Audited)
REVENUES
Sales (related parties $70,884 and $76,558)	$3,882,951	$2,247,570
Cost of sales (related parties $104,101 and $137,239)	(1,315,965)	(555,681)
Gross profit	$2,566,986	$1,691,889
OPERATING EXPENSES
Amortization	233,908	206,911
Depreciation	119,473	116,519
Rent	220,448	178,414
Payroll expense	1,453,965	1,207,678
Professional expense	116,382	72,937
Insurance expense	96,238	50,416
Travel and entertainment	50,822	31,928
Contract labor	75,809	3,694
Office expense	127,759	106,192
Telephone	183,679	107,209
Lease expense	40,718	108,208
Selling, general and administrative expenses	557,880	441,593
Total expenses	3,277,081	2,631,699

Operating income/(loss) from operations before income tax expense and other income and expenses	(710,095)	(939,810)

Income tax expense	-	-

Operating income/(loss) from operations and income tax expense before and other income and expenses	(710,095)	(939,810)

OTHER INCOME (EXPENSE)
Interest income	-	13
Interest expense	(246,971)	(34,304)
Other misc income	3,200	-
Total other income (expense)	(243,771)	(34,291)
Net Income/(Loss)	(953,866)	(974,101)

Net Income/(Loss) Applicable to Common Stockholders	$(953,866)	$(974,101)

Basic income (loss) per share	(1.19)	(1.22)
Basic weighted average number of common shares outstanding	800,000	800,000
Diluted income (loss) per share	(1.19)	(1.22)
Diluted weighted average number of common shares outstanding	800,000	800,000

See notes to financial statements

LIFEGUARD BENEFITS SERVICES, INC.
(FORMERLY LIFEGUARD EMERGENCY TRAVEL, INC.)
STATEMENTS OF CASH FLOWS
YEAR ENDED DECEMBER 31,

	2006	2005
	(Audited)	(Audited)
Cash flows from operating activities
Net loss	$(953,866)	$(974,101)
Adjustment to reconcile net loss to net cash provided by (used) in operating activities
Amortization	233,908	206,911
Depreciation	119,473	116,519
(Increase) decrease in accounts receivables	(162,693)	85,401
(Increase) decrease in accounts receivables - related party	12,198	16,166
(Increase) decrease in inventory	2,367	(500)
(Increase) decrease in other assets	(151,091)	7,200
Increase (decrease) in accounts payable and accrued expenses	1,145,992	(189,846
Increase (decrease) in deferred compensation	64,500	106,867
Increase (decrease) in deferred revenue	112,392	44,534
Increase (decrease) in unpaid payroll taxes	246,044	234,025

Net cash provided (used) by operating activities	669,224	(346,824)

Cash flows from investing activities
Employee loans	0	0
Purchases of property and equipment and leased property and equipment	(304,287)	(171,431)

Net cash provided (used) by investing activities	(304,287)	(171,431)

Cash flows from financing activities
Proceeds (repayments) for short term borrowings, loans and notes payable	(248,791)	489,524
Net cash provided (used) by financing activities	(248,791)	489,524

Increase (decrease) in cash	116,146	(28,731)

Beginning cash and cash equivalents	33,952	62,683

Ending cash and cash equivalents	$150,098	$33,952

Supplemental disclosure of cash flow information:
Cash paid during the period for interest	246,971	34,304
Cash paid during the period for income taxes	0	0
Financed acquisitions of equipment	0	40,048

See notes to financial statements

LIFEGUARD BENEFITS SERVICES, INC.
(FORMERLY LIFEGUARD EMERGENCY TRAVEL, INC.)
STATEMENTS OF STOCKHOLDERS’ EQUITY <DEFICIT>
YEAR ENDED DECEMBER 31,

	Common Stock	Amount	Additional Paid in capital	Retained deficit	Total

Balance December 31, 2004	800,000	$8,000	366,360	($1,136,997)	($762,637)

Net income (loss) 2005				($974,101)
Balance December 31, 2005	800,000	$8,000	366,360	($2,111,098)	($1,736,738)

Net income (loss) 2006				($953,866)
Balance December 31, 2006	800,000	$8,000	366,360	($3,064,964)	($2,690,604)

See notes to financial statements

LIFEGUARD BENEFITS SERVICES, INC.
(FORMERLY LIFEGUARD EMERGENCY TRAVEL, INC.)
NOTES TO FINANCIAL STATEMENTS

NOTE 1 – BASIS OF PRESENTATION & NATURE OF OPERATIONS

Basis of Presentation

In September, 2007, LifeGuard Emergency Services, Inc. acquired LifeGuard Benefits Services, Inc. and changed its name to LifeGuard Benefits Services, Inc. The financial statements presented herein are those of LifeGuard Benefits Services, Inc, formerly known as LifeGuard Emergency Travel, Inc. The acc ompanying audited condensed financial statements have been prepared in accordance with the instruction to and requirements of Item 9.01 of Form 8-K and Regulation S-X. In the opinion of management, all adjustments (consisting of normal recurring accruals) considered necessary in order to make the financial statements not misleading have been included.

Nature of Operations

Lifeguard Benefits Services, Inc., formerly LifeGuard Emergency Travel, Inc. (“Lifeguard Benefits Services” or the “Company”) markets, various discount programs that provide members with 5% to 50% savings on doctor visits, a hospital savings program, discounts on long-term care, emergency medical travel and savings on alternative medicine, vitamins and nutritional supplements.  Program members also have access to a 24-hour nurse hotline, 24-hour counseling and the services of a personal patient advocate.  For travelers, the program offers worldwide assistance in over 200 countries and territories and a Global Med-Net ID that can get medical histories to medical service providers around the world.  The Company is also in a position to market limited medical indemnity and accident group insurance programs.

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Cash and Cash Equivalents

For purposes of the statement of cash flows, Lifeguard Benefits Services considers all highly liquid debt instruments purchased with a maturity of three months or less to be cash equivalents.

Inventory

Inventory includes raw materials used in fulfillment of member packages, including paper, print materials, toner cartridges, etc. Inventory on hand is valued at the lower of cost or market value using the FIFO valuation method.

Software development Costs

The Company has capitalized software development costs in accordance with SOP 98-1 and is amortizing those costs over an estimated useful life of three years.  After initially developing the software for internal use, the Company licensed the software to one customer on a per member basis and obtained software license revenue in 2005 and 2006 and then ceased licensing its software to outsiders.  Under SOP 98-1, when software is developed for internal use and then is licensed to outside customers, the income derived from licensing is to be offset against the capitalized software with any excess then to be recognized as income.  The amount of license income that was earned and offset against capitalized software was approximately $94,000 and $20,000 in 2006 and 2005 respectively.

Concentration of Credit

The Company licensed its software to one customer in 2005 and 2006 which is a concentration of credit due to the limited number of customers.  The company has ceased licensing its software so that this is no longer a concentration of credit after 2006.

Impairment of Assets

In accordance with the provisions of Statement of Financial Accounting Standard No. 144, Accounting for the Impairment or Disposal of Long-Lived Assets, Lifeguard Benefits Services’ policy is to evaluate whether there has been a permanent impairment in the value of long-lived assets, certain identifiable intangibles and goodwill when certain events have taken place that indicate the remaining unamortized balance may not be recoverable.  When factors indicate that the intangible assets should be evaluated for possible impairment, Lifeguard Benefits Services uses an estimate of related undiscounted cash flows.  Factors considered in the valuation include current operating results, trends and anticipated undiscounted future cash flows.  There were no impairment losses during the 2006 financial year nor the 2005 financial year, thus no impairment loss is recorded in either year.

Use of Estimates

The preparation of the Company’s condensed financial statements in conformity with the Rules and Regulations of the Securities and Exchange Commission that require management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues, if any, and expenses during the reporting period.  The accounting estimates that require management’s most difficult and subjective judgments include capitalization of certain assets, depreciable/amortizable lives, impairment of long-lived assets, the expected volatility of common stock, and the fair value of common stock and options issued for services as well as the allocation of proceeds from the issuance of debt and equity instruments.  Because of the uncertainty inherent in such estimates, actual results may differ from these estimates.

Revenues and Commissions Recognition

The Company recognizes revenues in accordance with SEC Staff Accounting Bulletin No. 101, Revenue Recognition in Financial Statements (“SAB No. 101”) as amended by SEC Staff Accounting Bulletin No. 104, Revenue Recognition , revised and updated (“SAB No. 104”), which stipulates that revenue generally is realized or realizable and earned, once persuasive evidence of an arrangement exists, delivery has occurred or services have been rendered, the fee is fixed or determinable and collectability is reasonably assured. The Company’s main source of revenue during the year ended December 31, 2006 was from the sales of bundled discount benefits with added insurance components that have a monthly renewal period.  This revenue is recorded as earned.  We record a provision for estimated refunds, returns, and allowances which are computed based upon prior actual history of refunds, returns, and allowances.  Commission expense associated with this revenue is recorded at the time of sale and is adjusted for refunds, returns, and allowances.  For FY 2006, approximately of $3,889,893 revenue was from the sale of the Company’s programs (FY2005 $2,312,457) with an estimate for refunds, returns, and allowances of approximately $6,942 (FY2005 $64,887), resulting in approximately $3,882,951 in net sales revenue (FY2005 $2,247,570).

Accounts Receivable

Accounts receivable are stated at estimated net realizable value. Accounts receivable are primarily comprised of balances due from memberships, net of estimated allowances for uncollectible accounts. In determining collectability, historical trends are evaluated and specific customer issues are reviewed to arrive at appropriate allowances. Accounts receivable are stated at collectible amounts and all non collectible accounts have been written off and no reserve of uncollectible accounts has been recorded.

Fixed Assets

Fixed Assets, consisting principally of furniture and fixtures, equipment, computer equipment and capitalized purchased and internally developed software programs, are recorded at cost. Depreciation and amortization are provided for, using the straight-line method, in amounts sufficient to relate the cost of depreciable and amortizable assets to operations over their estimated useful lives. Repairs and maintenance are charged to operations as incurred.

A summary of the estimated useful lives of the property and equipment is presented below:

Estimated useful lives
Computer hardware	3 years
Computer software	3 years
Equipment	5 years
Furniture and fixtures	7 years
Leasehold improvements	Shorter of life of asset or lease term

The Company has adopted Statement of Position 98-1, Accounting for the Costs of Computer Software Developed or Obtained for Internal Use . This statement requires that certain costs incurred in purchasing or developing software for internal use be capitalized as internal use software development costs and included in fixed assets. Amortization of the software begins as software is ready for its intended use.

NOTE 3 – INCOME TAXES

Lifeguard Benefits Services is a sub chapter S corporation and as such, is a pass through entity for tax purposes. Tax expense is incurred directly by the shareholders. LifeGuard Benefits Services has not recorded any entries for income tax.

The Company files its tax returns as an S Corporation and calculates depreciation for tax purposes using accelerated methods and other allowable methods.  The difference in the book and tax basis of the depreciable assets is as follows:

	2006	2005
Net book value of fixed assets –	$343,030	261,494
Net tax basis of fixed assets	226,414	200,295
Difference in tax and book basis	116,616	61,199

NOTE 4 - DUE TO STOCKHOLDERS/OFFICERS

As of December 31, 2006, due to stockholders/officers included deferred compensation of   $171,367 (FY2005 $106,867 ) .

NOTE 5 - ACCOUNTS RECEIVABLE, NET

Accounts receivable, net of allowance for uncollectible accounts, was $363,544 as of December 31, 2006 (FY2005 $213,049 ).

NOTE 6 - INVENTORY

Inventory includes raw materials used in fulfillment of member packages, including paper, print materials, toner cartridges, etc. Inventory on hand is valued at the lower of cost or market value using the FIFO valuation method. As of December 31, 2006 , inventory was $43,427 (FY2005 $45,794 ).

NOTE 7 - FIXED ASSETS, NET

As of December 31, 2006 , fixed assets net of accumulated depreciation, was $343,030 (FY2005 $261,494 ), accumulated depreciation was $373,243 (FY2005 $253,769 ). Intangibles as of December 31, 2006 , net of accumulated amortization , was $134,183 (FY2005 $264,813 ), accumulated amortization was $632,488 (FY2005 $398,580 ).

The break down of fixed assets as of December 31, 2006 and 2005 is as follows:

Fixed Assets
Equipment	$95,011	$95,008
Automobile	11,000	11,000
Leasehold Improvements	58,583	39,231
Office Furniture and Equipment	535,207	353,553
Printing Equipment	16,471	16,471

Total PPE	716,273	515,263

Accumulated Depreciation	(373,243)	(253,769)

Fixed Assets, net	343,030	261,494

Intangible Assets
Software - LISA	746,835	643,558
Other intangibles assets	19,836	19,836

Total Intangible Assets	766,671	663,394

Accumulated Amortization	(632,488)	(398,580)

Intangible Assets, net	134,183	264,813

NOTE 8 - NOTES AND LOANS PAYABLE

Notes and loans payable consist of the following as of December 31, 2006 and 2005:

	December 31, 2006	December 31, 2005
Classified as current liabilities
2 Promissory notes payable to investors and shareholders (due 6/07 @ 8% int pa)	$302,738	$
Promissory notes payable to investors and shareholders (collateralized against stock, @ 100% int pa)			205,002
Promissory notes payable to related parties (at call @ 0% int pa)	18,592		18,592
Promissory notes payable to Citizens Bank (due 3/11 @ prime plus 2% pa)	145,733		168,483

Total notes and loans payable	$467,063		$392,077

	December 31, 2006	December 31, 2005
Classified as long termliabilities
2 Promissory notes payable to investors and shareholders (due 6/07 @ 8% int pa)	$	$312,000

Total notes and loans payable	$	$312,000

The Company was delinquent in its IRS payroll tax liabilities in 2005 and recorded $234,025 as a short term liability as of December 31, 2005. In the subsequent year, the Company entered into an installment agreement with the IRS to repay the liability plus interest and penalties and as of December 31, 2006, recorded $61,500 as a short term liability and $418,569 as a long term liability.

NOTE 9 – LEASE COMMITMENTS

As of December 31, 2006, the annual cash obligations per the lease commitments are as follows:

Due in year 1	$235,167
Due in year 2	221,049
Due in year 3	202,428
Due in year 4	202,428
Due in year 5	168,690

NOTE 10 - COMMON STOCK

On all matters required by law to be submitted to a vote of the holders of common stock, each share common stock is entitled to one vote per share. Common stock has a par value of $0.01 per share.

NOTE 11 - LITIGATION AND CONTINGENCIES

At December 31, 2006 , Lifeguard Benefits Services was involved in various lawsuits, claims or disputes arising in the normal course of business.  The settlement of such claims cannot be determined at this time.  Management does not believe that the ultimate outcome of these matters will have a material impact on the Company’s operations or cash flows .

Lifeguard Benefits Services is named as a defendant in the matter styled Planmedica Healthcare Solutions, LLC vs. Protective Life Insurance Company et al. This claim totals $2.4 million and is against Protective Life Insurance Company. Although it was named as a co-defendant, Lifeguard Benefits Services is vigorously contesting that it should not be a party to this litigation as it does not have a contract with the plaintiff. Management believes that this litigation will not have a material effect on Lifeguard Benefits Services.

NOTE 12 - GOING CONCERN

The accompanying financial statements have been prepared in conformity with accounting principles generally accepted in the United States of America, which contemplates continuation of Lifeguard Benefits Services as a going concern.  However, Lifeguard Benefits Services has sustained operating losses in recent years.  Further for the year ended December 31, 2006 , Lifeguard Benefits Services had negative working capital of approximately $2,731,699 , a net loss of   $953,866 and has incurred losses in previous years resulting in an accumulated deficit of approximately $3,064,965 .  Although these factors raise substantial doubt about the ability of Lifeguard Benefits Services to continue as a viable entity, Lifeguard Benefits Services has taken several actions it believes will allow it to continue operations through December 31 , 200 7, including a merger with Amacore on October 12, 2007 to provide additional cash to Lifeguard Benefits Services to meet its operating cash requirements and to pursue additional acquisitions.

NOTE 13 – RELATED PARTY TRANSACTIONS

For the year ended   December 31, 2006 , Lifeguard Benefits Services   has sales totaling $70,884 (FY2005 $76,558 ) to related parties associated with officers of the company . Lifeguard Benefits Services   provides administrative services to Direct Med. Direct Med is 33% owned by Ty Bruggemann, President of LifeGuard Benefits Services. Lifeguard Benefits Services   provides administrative services to MediFile. MediFile was 100% owned by Jack Esselen, Vice President of Business Development at LifeGuard Benefits Services. Accounts receivable at December 31, 2006 associated with these sales was $61,029 (FY2005 $73,227 ).

For the year ended   December 31, 2006 , Lifeguard Benefits Services   purchased goods and services totaling $104,101 (FY2005 $137,239 ) from related parties associated with officers of the company . Lifeguard Benefits Services   sells a product owned by Direct Med for which, Direct Med receives a payment for each product sold. Lifeguard Benefits Services   sells a product owned by MediFile for which, MediFile receives a payment for each product sold. Accounts payable at December 31, 2006 associated with these transactions was $152,270 (FY2005 $121,426 ).

At   December 31, 2006 , Lifeguard Benefits Services   had Notes Payable totaling $18,592 (FY2005 $18,592 ) to LifeGuard Marketing Corporation, a company 50% owned by Ty Bruggemann . This note is not accruing interest.

NOTE 14 – SUBSEQUENT EVENTS

In September, 2007, LifeGuard Emergency Travel, Inc. acquired LifeGuard Benefits Services, Inc., an inactive shell company owned by the shareholders of LifeGuard Emergency Travel, Inc. Following the acquisition, LifeGuard Emergency Travel, Inc. became the surviving corporation and changed its name to LifeGuard Benefits Services, Inc.

On October 12, 2007, The Amacore Group, Inc. completed the acquisition of 100% ownership of LifeGuard Benefit Services, Inc., through a stock-for-stock merger between LifeGuard and Amacore’s wholly owned subsidiary, LBS Acquisition Corp.  In consideration for the merger Amacore issued 2.469771 shares of its common stock with a deemed value of $5 per share for each share of outstanding LifeGuard common stock.  Notwithstanding that the merger was completed on October 12, 2007, pursuant to the Merger Agreement, the effective date of the merger is October 9, 2007.